UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2016

THE TJX COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4908	04-2207613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701

(Address of principal executive offices) (Zip Code)

(508) 390-1000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 29, 2016, as it had previously indicated on October 7, 2015, The TJX Companies, Inc. (the “Company”) Board of Directors (the “Board”) elected Ernie Herrman, 55, to the position of Chief Executive Officer and Carol Meyrowitz to the position of Executive Chairman of the Board of Directors, each effective January 31, 2016. Mr. Herrman also will continue as President of the Company and a member of the Board of Directors. Ms. Meyrowitz has been Chairman of the Board since June 2015 and Chief Executive Officer since January 2007.

The information regarding the business experience and background of Mr. Herrman is incorporated by reference to the information set forth in the section titled “Executive Officers of the Registrant” in the Company’s annual report on Form 10-K for the fiscal year ended January 31, 2015, as filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2015. Information regarding Mr. Herrman’s compensation arrangements with the Company is incorporated by reference to the Current Report on Form 8-K filed with the SEC on October 7, 2015.

There is no arrangement or understanding between Mr. Herrman and any other person pursuant to which he was appointed Chief Executive Officer. There are no transactions involving Mr. Herrman requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ Ann McCauley
Ann McCauley
Executive Vice President, Secretary and General Counsel

Dated: February 1, 2016